EXHIBIT 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Roy D. Jones, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Palmetto Bancshares, Inc. (this “Report”) for the period ended December 31, 2010;

2. Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

/S/ ROY D. JONES
Roy D. Jones Chief Financial Officer Palmetto Bancshares, Inc.

Dated: March 9, 2011